EXHIBIT 99.1

10250 Regency Circle, Suite 100 Omaha, Nebraska 68114 402-391-0010 Fax 402-391-4144 www.gptrust.com NYSE: GPP

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:

Nancy D. Olson	Marilyn Windsor	Diane Hettwer
VP and CFO	General Inquiries	Analyst Inquiries
402-391-0010 Ext. 202	702-515-1260	312-640-6760

FOR IMMEDIATE RELEASE
TUESDAY, MARCH 30, 2004

GOVERNMENT PROPERTIES TRUST ANNOUNCES FOURTH-QUARTER,
YEAR-END RESULTS

OMAHA, Neb.-March 30, 2004-Government Properties Trust, Inc. (NYSE: GPP), a self-managed, self-administered real estate investment trust, today announced results for the fourth quarter and year ended December 31, 2003.

Fourth-Quarter Results
Funds from operations (FFO) for the quarter ended December 31, 2003 was $185,000, or $0.19 per basic and diluted share. Net loss for the fourth quarter of 2003 was ($17,000), or ($0.02) per basic and diluted share. The weighted average number of basic and diluted shares outstanding during the fourth quarter of 2003 was 975,552. Revenue for the fourth quarter of 2003 was $1.0 million. See the attachment to this press release for a reconciliation of FFO and net loss, the most directly comparable Generally Accepted Accounting Principles (GAAP) measure.

Fourth-quarter results for 2003 are not indicative of future results as Government Properties Trust is currently in a period of rapid change. The company commenced operations in late December 2002 with the acquisition of its initial property. Prior to this time, the company’s operations were limited to pursuing property acquisitions.

2003 Results
FFO for the year ended December 31, 2003 was $294,000, or $0.35 per basic and diluted share. Net loss for the year ended December 31, 2003 was ($382,000), or ($0.46) per basic and diluted share. The weighted average number of basic and diluted shares outstanding during 2003 was 836,133. Revenue for 2003 was $3.0 million.

Significant Recent Events

•	Completed an initial public offering (IPO) of 19.3 million shares of common stock in January 2004. Total net proceeds (after expenses) were $177.1 million. These proceeds were used to repay outstanding indebtedness of $4.6 million and acquire the Mineral Wells, W. Va., property. The remaining net proceeds will be used for acquisitions and working capital.

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•	Paid a dividend of $0.15 per share for the fourth quarter of 2003 in January 2004. The company also declared a dividend of $0.15 per share for the first quarter of 2004, which will be paid on April 15, 2004 to shareholders of record on March 31, 2004.

•	Completed the acquisition of the 38,000-square-foot Bureau of Public Debt facility in Mineral Wells.

•	Entered into an agreement to sell the Federal Express property in Harahan, La. This property is the only property leased by a non-governmental tenant. The sale is expected to close during the second quarter of 2004.

•	Elected Spencer Browne, who has extensive experience as a director and executive officer in the residential and commercial mortgage loan industry, to the Board of Directors.

•	Added experienced professionals to fill newly created positions of Director of Acquisitions Processing and Director of Accounting and Finance.

Portfolio Overview
At December 31, 2003, Government Properties Trust’s portfolio consisted of five properties totaling 248,848 square feet. The properties are 100 percent occupied and, as of December 31, 2003, had an average remaining lease term of approximately 13 years.

Financial Flexibility Offers Competitive Advantage
Thomas D. Peschio, CRE, president and chief executive officer of Government Properties Trust, said, “Completing our IPO in January gave us the financial flexibility to begin closing our acquisition pipeline and seeking new purchase opportunities. We have made progress on both of these fronts. Additionally, our status as a public company with access to multiple sources of financing gives us a significant competitive edge when we begin negotiating a property purchase. We intend to leverage this status as well as our existing strong relationships with the Government Services Administration (GSA) and GSA-approved property owners and developers to further cement our position as the buyer of choice for U.S. government-leased properties.”

Acquisition Pipeline Update
On March 17, 2004, Government Properties Trust completed the acquisition of the United States Bureau of Public Debt facility in Mineral Wells for approximately $5.0 million. The property, which is 100 percent leased, was completed in 2003 and totals over 38,000 leased square feet of computer facility, warehouse, and related space. The current lease expires in September 2017. Proceeds from the company’s recent initial public offering were used to finance the acquisition. The company remains comfortable with the pro forma estimates in its prospectus dated January 26, 2004, that show Mineral Wells will add approximately $500,000 to 2004 revenues.

“We are pleased to close on Mineral Wells, which marks our first acquisition as a public company,” Peschio said. “Our team is working diligently on moving the remainder of our initial pipeline through to closing and identifying new properties to add to the pipeline.”

Peschio also noted that two properties in the company’s acquisition pipeline have moved from letter of intent to under contract status. The 87,000-square-foot Federal Bureau of Investigation building in Pittsburgh is the most significant property in the company’s pipeline in terms of gross annualized rent. This is a $30.0 million acquisition that is expected to close in the second quarter

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of 2004. The 33,000-square-foot Veterans Administration building in Baton Rouge, La., which is under construction, has an expected purchase price of $6.6 million. The Baton Rouge acquisition is expected to close in the first quarter of 2005.

The company provided the following update on the other properties in its acquisition pipeline:

•	The 81,000-square-foot Bureau of Public Debt building in Parkersburg, W. Va., is under contract for $20.3 million. This property is currently under construction. The current owner is in discussions with the GSA to exercise the second- and possibly the third-phase expansion options. Absent either option exercise, Phase 1 is expected to close in the fourth quarter of 2004.

•	The 66,000-square-foot Food and Drug Administration building in College Park, Md., is under a letter of intent for $21.1 million. The building is currently under construction. Within the last 30 days, the GSA issued a change order for additional tenant improvements in excess of $6.0 million. While this change order impacts the final completion of the building, the current owner is in discussions with the GSA to accept the building before completion of the additional tenant improvements. If the GSA accepts the building prior to completion of the additional tenant improvements, closing is expected in the third quarter of 2004. If the GSA accepts the building after the additional tenant improvements are completed, then closing is expected in the fourth quarter of 2004.

Since the IPO, Government Properties Trust has entered into negotiations on 23 federal government-occupied properties with an aggregate purchase price of approximately $581.0 million. The purchase prices range from $4.0 million to $48.0 million. The properties total approximately 2.9 million square feet and have a remaining average lease term of 12 years.

As with all property acquisitions, there can be no assurance that these proposed acquisitions will close with the expected financial terms, in the expected time frames, or at all. Some of the acquisitions described above remain subject to the negotiation of definitive purchase agreements, completion of due diligence and satisfaction of other customary closing conditions.

Peschio commented, “The U.S. government is the largest real-estate user in the nation. It owns 77 percent of the U.S. office space that it occupies, but it is turning more toward leasing, adding about 17 million square feet of new leased space per year. We plan to capitalize on this trend and build a robust acquisition pipeline for the future.”

Fourth-Quarter and Year-End Conference Call and Webcast
Government Properties Trust will hold a conference call to discuss fourth-quarter and year-end results at 2:00 p.m. Eastern time today, Tuesday, March 30, 2004. The conference call will be simulcast live on the Internet, and can be accessed by logging onto www.vcall.com or the company’s Web site at www.gptrust.com. A replay will be available at the company’s site.

Supplemental Quarterly Financial and Operating Data
Government Properties Trust publishes supplemental quarterly financial and operating data that can be found under the Investor Relations section of the company’s Web site at www.gptrust.com.

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About Government Properties Trust, Inc.
Government Properties Trust, Inc. invests in single tenant properties under long-term leases to the U.S. government. Government Properties Trust, Inc. is a self-managed, self-administered real estate investment trust, or REIT. The company is located at 10250 Regency Circle, Suite 100, Omaha, NE 68114.

Legal Notices

Forward-looking information

     This press release contains forward-looking statements. These forward-looking statements include estimates regarding:

•	the expected closing dates of our proposed acquisitions,

•	the expected closing date of the sale of our Harahan property,

•	the expected revenues from our Mineral Wells property,

•	our use of IPO proceeds, and

•	our growth strategy and intentions.

These and other forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the fact that our management only recently joined us; we must invest the proceeds of our recent IPO on acceptable terms and timeframes; we depend on the U.S. government for a significant portion of our revenues; our properties may have a higher risk of terrorist attack because the U.S. government is our principal tenant; we plan to debt to finance, on average, approximately 75% of the acquisition cost of the properties we buy; some of our leases may not provide for a full pass-through of increases in property operating costs; we may make distributions that include a return of capital as well as the other the risks discussed from time to time in our SEC filings.

All forward-looking statements included in this press release are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.

Non-GAAP Financial Information

This report contains non-GAAP financial information, including funds from operations (FFO). This report also contains the most directly comparable GAAP information and a GAAP to non-GAAP reconciliation.

We believe FFO are useful to investors as an indicator of our ability to service debt and pay cash distributions. We use FFO for internal budgeting and planning purposes.

FFO, as calculated by us, may not be comparable to FFO reported by other companies that do not define these terms exactly as we define them. FFO do not represent cash generated from operating activities

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determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

For additional information, please visit the Government Properties Trust, Inc.
Web site at www.gptrust.com

Financial Tables and Non-GAAP to GAAP Reconciliations Follow:

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GOVERNMENT PROPERTIES TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended	Year Ended December 31,
	December 31, 2003	2003	2002
Revenue
Rental income	$1,089,567	$3,175,916	$4,885
Amortization of lease intangible costs	(49,610)	(198,607)	—

Total net revenue	1,039,957	2,977,309	4,885
Expenses
Property operations	255,392	635,502	—
Real estate taxes	52,832	238,201	—
Depreciation and amortization	205,211	683,136	4,220
General administration	41,844	440,668	8,836

Total expense	555,279	1,997,507	13,056
Operating income (loss)	484,678	979,802	(8,171)
Other income	(17,721)	21,635	3,183
Interest expense:
Expense	(488,751)	(1,374,323)	(822)
Amortization of deferred financing fees	5,231	(9,230)	—

Income (loss) before income taxes	(16,563)	(382,116)	(5,810)
Income taxes (expense) benefit	—	—	725

Net income (loss)	$(16,563)	$(382,116)	$(5,085)
Net income (loss) per share	$(0.02)	$(0.46)	$(0.24)

Weighted average number of shares outstanding	975,552	836,133	21,182

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GOVERNMENT PROPERTIES TRUST, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate at cost
Land	$5,304,888	$759,251
Building and improvements	27,199,901	3,149,042
Tenant origination costs	3,022,778	177,439
Lease intangibles	3,657,680	302,578
Furniture and equipment	34,486	—

	39,219,733	4,388,310
Accumulated depreciation	(879,272)	(4,220)

	38,340,461	4,384,090
Cash and cash equivalents	760,859	2,314,319
Restricted cash escrows	268,885	—
Tenant receivables	332,651	—
Deferred costs, net	1,948,350	—
Real estate deposits	500,000	135,238
Other assets	523,380	45,948

Total assets	$42,674,586	$6,879,595

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$2,156,419	$180,395
Dividends payable	147,536	—
Lines of credit	3,047,655	337,867
Mortgage notes payable	27,802,519	3,202,333
Mortgage notes payable — affiliate	1,639,219	—
Advances from affiliate	102,873	196,462

Total liabilities	34,896,221	3,917,057
Stockholders’ equity:
Common stock ($10 par value; 10,000,000 shares authorized, 975,552 and 371,923 shares issued and outstanding at December 31, 2003 and 2002, respectively)	8,682,228	2,967,008
Retained deficit	(903,863)	(4,470)

Total stockholders’ equity	7,778,365	2,962,538

Total liabilities and stockholders’ equity	$42,674,586	$6,879,595

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GOVERNMENT PROPERTIES TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended	Year Ended December 31,
	December 31, 2003	2003	2002
Operating activities
Net (loss) income	$(16,563)	$(382,116)	$(5,085)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities Amortization of intangible lease costs	49,610	198,607	—
Depreciation and amortization	205,211	683,136	4,220
Amortization of deferred financing fees	(5,231)	9,230	—
Changes in assets and liabilities:
Increase in restricted cash escrows	222,035	(268,885)	—
Increase in tenant receivable	(26,030)	(332,651)	—
Increase in other assets	(498,069)	(477,432)	(20,948)
Increase in accounts payable and accrued expenses	59,045	234,122	175,021

Net cash (used in) provided by operating activities	(9,992)	(335,989)	153,208
Investing activities
Expenditures for real estate	(2,445,942)	(34,702,876)	(4,388,310)
Deposit on future real estate purchases	(500,000)	(500,000)	(135,238)

Cash used in investing activities	(2,945,942)	(35,202,876)	(4,523,548)
Financing activities
Financing fees	—	(134,709)	—
Net borrowing under lines of credit	650,000	2,709,788	337,867
Proceeds from mortgage notes payable	2,501,094	24,821,134	3,202,333
Proceeds from mortgage note payable — affiliate	(5,781)	1,639,219	—
Proceeds (repayments) of advances from affiliate	7,348	(93,589)	121,350
Principal payments on mortgage notes payable	(88,662)	(220,948)	—
Net proceeds from sale of common stock	310,240	5,715,220	3,022,153
Deferred offering costs paid	(80,969)	(80,969)	—
Dividends paid	(147,617)	(369,741)	—

Net cash provided by (used in) financing activities	3,145,653	33,985,405	6,683,703

Net (decrease) increase in cash	189,719	(1,553,460)	2,313,363
Cash, beginning of period	571,140	2,314,319	956

Cash, end of period	$760,859	$760,859	$2,314,319

Non-Cash Financing Activity
Deferred offering costs included in Accounts Payable and Accrued Expenses	$1,741,902	$1,741,902	$—

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GOVERNMENT PROPERTIES TRUST, INC
FFO RECONCILIATION

	For the three months ended	Year Ended December 31,
	December 31, 2003	2003	2002
Net loss	$(16,563)	$(382,116)	$(5,810)
Adjustments to reconcile to Funds from Operations:
Real estate depreciation and amortization	201,146	676,446	4,220

Funds from Operations	184,583	294,330	(1,590)

Funds from Operations per common share	$0.19	$0.35	$(0.08)

Weighted Average Number of Shares Outstanding	975,552	836,133	21,182

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